Exhibit 99.1

Cabot Corp Reports First Quarter Fiscal 2021 Results

Strong Diluted EPS of $1.06 and Record Adjusted EPS of $1.18

BOSTON--(BUSINESS WIRE)--February 1, 2021--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2021.

Key Highlights

  Strong GAAP EPS of $1.06, compared to $0.70 in the prior fiscal year first quarter. Record Adjusted EPS of $1.18 compared to $0.69 in the prior fiscal year first quarter
  First quarter EBIT in Reinforcement Materials increased 87% year over year to a record high of $88 million
  Performance Chemicals EBIT increased 32% compared to the first quarter of fiscal 2020 due to 9% higher volumes
  Liquidity remains strong at approximately $1.5 billion; Debt to EBITDA ratio of 2.5 times as of December 31, 2020
(In millions, except per share amounts)	First Quarter
	Fiscal 2021	Fiscal 2020

Net sales	$746	$727
Net income (loss) attributable to Cabot Corporation	$60	$41

Net income (loss) per diluted share attributable to Cabot Corporation	$1.06	$0.70
Less: Certain items after tax per share	$(0.12)	$0.01
Adjusted EPS	$1.18	$0.69

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am very pleased with the exceptional operating results this quarter, as we saw a strengthening recovery in our end markets. Improving demand trends, robust unit margins, disciplined operational execution, and strong performance in our targeted growth initiatives resulted in year-over-year and sequential improvements in financial results. Reinforcement Materials delivered a record quarter driven by strong unit margins and solid volumes. Performance Chemicals results improved meaningfully compared to the prior year quarter due to higher sales volumes and improved product mix in our specialty carbons and compounds product lines.”

Keohane continued, “ In addition, I am pleased with the outcome of our calendar year 2021 Reinforcement Materials customer negotiations given the challenging demand environment this past year, as we reached agreements that were broadly in line with our 2020 agreements in terms of pricing and share. We also continue to manage our balance sheet and cash flow very well. We reduced our debt balance while funding a significant step up in growth-related net working capital. Our balance sheet remains strong with approximately $1.5 billion of liquidity and a total debt to EBITDA ratio of 2.5x as of December 31, 2020.”

Financial Detail

For the first quarter of fiscal 2021, net income attributable to Cabot Corporation was $60 million ($1.06 per diluted common share). Net income reflects an after-tax per share charge from certain items of $0.12. Adjusted EPS for the first quarter of fiscal 2021 was $1.18 per share.

Segment Results

Reinforcement Materials – First quarter fiscal 2021 EBIT in Reinforcement Materials increased by $41 million compared to the first quarter of fiscal 2020. The increase in EBIT was driven by improved pricing and product mix both in Asia and from our calendar 2020 global customer agreements. In addition, the segment experienced lower costs and 1% higher volumes. Higher volumes were driven by demand increases in Europe and the Americas.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2021 as compared to the same quarter of the prior year are included in the table below:

First Quarter Year-over-Year Change
Changes in Global Reinforcement Materials Volumes	1%
Asia	(8%)
Europe, Middle East, Africa	13%
Americas	9%

Performance Chemicals – First quarter fiscal 2021 EBIT in Performance Chemicals increased by $13 million compared to the first quarter of fiscal 2020, primarily due to higher volumes and improved product mix in our specialty carbons and compounds product lines driven by higher sales into automotive applications. Year-over-year, volumes increased by 9% in both the Performance Additives and Formulated Solutions businesses driven by increases across all key product lines from higher demand levels and some level of customer inventory replenishment during the quarter.

Purification Solutions – First quarter fiscal 2021 EBIT in Purification Solutions was flat compared to the first quarter of fiscal 2020. The reduction in fixed costs resulting from the sale of our mine in Marshall, TX and the related long-term activated carbon supply agreement was offset by reduced demand in mercury removal applications and higher costs associated with the reduction of inventory levels.

Cash Performance – The Company ended the first quarter of fiscal 2021 with a cash balance of $147 million. During the first quarter of fiscal 2021, cash flows from operating activities were a source of $21 million. Capital expenditures for the first quarter of fiscal 2021 were $29 million. Additional uses of cash during the first quarter included $20 million for the payment of dividends.

Taxes – During the first quarter of fiscal 2021, the Company recorded a tax provision of $29 million for an effective tax rate of 29% and an operating tax rate of 30%. The provision reflected a $4 million net benefit from tax-related certain items. We expect our operating tax rate for fiscal 2021 to be in the range of 28% to 30%.

Outlook

Commenting on the outlook for the Company, Keohane said, “I am very pleased with the excellent start to fiscal 2021. During 2020, we leveraged our strong culture of connectivity and collaboration to support our customers and distinguish Cabot in the marketplace and we will continue to build on these strengths into 2021.”

Keohane continued, “Looking ahead, we believe near-term conditions remain favorable while visibility in the longer term is somewhat limited. We anticipate demand to remain strong in the second quarter with January levels starting the quarter above the prior year. However, we anticipate increasing raw material and fixed costs sequentially and less customer inventory replenishment than we experienced in the first quarter. Based on these factors, we expect adjusted earnings per share in the second fiscal quarter to be between $0.90 and $1.00. This expectation assumes that we will not experience a significant disruption to the ongoing business environment from a COVID-19 resurgence or related factors.”

“Our ability to produce a record quarter in the current environment speaks to Cabot’s capabilities and the commitment and resilience of our global team. While 2020 was a very challenging year, I am optimistic about the future. We stayed committed to our strategy during the year and I believe that Cabot is emerging from the COVID crisis a stronger company,” concluded Keohane.

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, February 2, 2021. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2021, including our expectations for adjusted earnings per share and the strength of demand in the second quarter of fiscal 2021, the factors that we expect will impact our results of operations, our expected tax rate for fiscal 2021, and our positioning as we emerge from the COVID-19 pandemic, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, competition from other specialty chemical companies; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; safety, health and environmental requirements; unanticipated delays in site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2020, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign currency, which are primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which include incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily include charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of investments, which primarily relate to the sale of investments accounted for under the cost-method.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our three reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are included in the effective tax rate. Discrete tax items are comprised of (i) unusual or infrequent items, (ii) items related to uncertain tax positions, and (iii) other tax items, such as the impact from the timing of losses in certain jurisdictions and cumulative tax rate adjustments. The operating tax rate also excludes the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2020	2019

Net sales and other operating revenues	$746	$727

Cost of sales	553	586

Gross profit	193	141

Selling and administrative expenses	61	64

Research and technical expenses	14	14

Income (loss) from operations	118	63

Other income (expense)

Interest and dividend income	2	3

Interest expense	(12)	(14)

Other income (expense)	(9)	(2)

Total other income (expense)	(19)	(13)

Income (loss) before income taxes and equity in
earnings of affiliated companies	99	50

(Provision) benefit for income taxes	(29)	(4)

Equity in earnings of affiliated companies, net of tax	—	—

Net income (loss)	70	46

Net income (loss) attributable to noncontrolling interests	10	5

Net income (loss) attributable to Cabot Corporation	$60	$41

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$1.06	$0.70

Diluted weighted average common shares outstanding	56.6	57.0

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2020	2019

Sales

Reinforcement Materials	$375	$379

Performance Chemicals	267	242

Performance Additives	184	170

Formulated Solutions	83	72

Purification Solutions	59	59

Segment sales	701	680

Unallocated and other (A)	45	47

Net sales and other operating revenues	$746	$727

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$88	$47

Performance Chemicals	54	41

Purification Solutions	(2)	(2)

Total Segment Earnings Before Interest and Taxes	140	86

Unallocated and Other

Interest expense	(12)	(14)

Certain items (C)	(11)	(11)

Unallocated corporate costs	(13)	(10)

General unallocated income (expense) (D)	(5)	(1)

Less: Equity in earnings of affiliated companies	—	—

Income (loss) before income taxes and equity in
earnings of affiliated companies	99	50

(Provision) benefit for income taxes (including tax certain items)	(29)	(4)

Equity in earnings of affiliated companies	—	—

Net income (loss)	70	46

Net income attributable to noncontrolling interests	10	5

Net income (loss) attributable to Cabot Corporation	$60	$41

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$1.06	$0.70

Adjusted earnings (loss) per share (E)	$1.18	$0.69

Diluted weighted average common shares outstanding	56.6	57.0
(A)	Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.
(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.
(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.
(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions (unaudited)	2020	2020

Current assets:

Cash and cash equivalents	$147	$151

Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $2	513	418

Inventories:

Raw materials	107	82

Finished goods	247	225

Other	49	52

Total inventories	403	359

Prepaid expenses and other current assets	62	50

Total current assets	1,125	978

Property, plant and equipment, net	1,353	1,314

Goodwill	142	134

Equity affiliates	41	39

Intangible assets, net	107	103

Deferred income taxes	51	53

Other assets	161	160

Total assets	$2,980	$2,781

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2020	2020

Current liabilities:

Short-term borrowings	$13	$14

Accounts payable and accrued liabilities	521	488

Income taxes payable	28	20

Current portion of long-term debt	8	7

Total current liabilities	570	529

Long-term debt	1,085	1,094

Deferred income taxes	58	58

Other liabilities	305	286

Stockholders' equity:

Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	—	—

Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,752,165 and 56,616,030 shares
Outstanding: 56,606,215 and 56,466,638 shares	57	57
Less cost of 145,950 and 149,392 shares of common treasury stock	(4)	(4)

Additional paid-in capital	—	—

Retained earnings	1,032	989

Accumulated other comprehensive income (loss)	(262)	(351)

Total Cabot Corporation stockholders' equity	823	691

Noncontrolling interests	139	123

Total stockholders' equity	962	814

Total liabilities and stockholders' equity	$2,980	$2,781

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2020					Fiscal 2021
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$379	$355	$197	$325	$1,256	$375	$ ―	$ ―	$ ―	$375
Performance Chemicals	242	245	220	226	933	267	—	—	—	267
Performance Additives	170	168	151	156	645	184	—	—	—	184
Formulated Solutions	72	77	69	70	288	83	—	—	—	83
Purification Solutions	59	64	63	67	253	59	—	—	—	59
Segment sales	680	664	480	618	2,442	701	—	—	—	701
Unallocated and other (A)	47	46	38	41	172	45	—	—	—	45

Net sales and other operating revenues	$727	$710	$518	$659	$2,614	$746	$ ―	$ ―	$ ―	$746

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$47	$61	$(5)	$59	$162	$88	$ ―	$ ―	$ ―	$88
Performance Chemicals	41	31	21	25	118	54	—	—	—	54
Purification Solutions	(2)	3	2	—	3	(2)	—	—	—	(2)
Total Segment Earnings Before Interest and Taxes	86	95	18	84	283	140	—	—	—	140

Unallocated and Other
Interest expense	(14)	(14)	(13)	(12)	(53)	(12)	—	—	—	(12)
Certain items (C)	(11)	(56)	(7)	(144)	(218)	(11)	—	—	—	(11)
Unallocated corporate costs	(10)	(12)	(10)	(9)	(41)	(13)	—	—	—	(13)
General unallocated income (expense) (D)	(1)	—	2	(2)	(1)	(5)	—	—	—	(5)
Less: Equity in earnings of affiliated companies	—	1	1	1	3	—	—	—	—	—

Income (loss) before income taxes and
equity in earnings of affiliated companies	50	12	(11)	(84)	(33)	99	—	—	—	99
		—		—			—		—
(Provision) benefit for income taxes (including tax certain items)	(4)	(10)	5	(182)	(191)	(29)	—	—	—	(29)
Equity in earnings of affiliated companies	—	1	1	1	3	—	—	—	—	—

Net income (loss)	46	3	(5)	(265)	(221)	70	—	—	—	70

Net income (loss) attributable to noncontrolling interests	5	4	1	7	17	10	—	—	—	10

Net income (loss) attributable to Cabot Corporation	$41	$(1)	$(6)	$(272)	$(238)	$60	$ ―	$ ―	$ ―	$60

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)	$1.06	$ —	$ —	$ —	$1.06

Adjusted earnings (loss) per share (E)	$0.69	$0.77	$(0.07)	$0.68	$2.08	$1.18	$ —	$ —	$ —	$1.18

Diluted weighted average common shares outstanding	57.0	56.6	56.5	56.5	56.6	56.6	—	—	—	56.6
(A)

Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B)

Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)

General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2020	2019

Cash Flows from Operating Activities:

Net income (loss)	$70	$46

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	39	39

Other non-cash charges, net	13	(5)

Cash dividends received from equity affiliates	—	1

Changes in assets and liabilities:

Changes in certain working capital items (A)	(99)	50

Changes in other assets and liabilities, net	(2)	(26)

Cash provided by (used in) operating activities	21	105

Cash Flows from Investing Activities:

Additions to property, plant and equipment	(29)	(68)

Cash paid for acquisition of business, net of cash acquired of $0 and $0	—	(8)

Other investing activities, net	—	(1)

Cash provided by (used in) investing activities	(29)	(77)

Cash Flows from Financing Activities:

Change in debt, net	(16)	20

Cash dividends paid to common stockholders	(20)	(20)

Other financing activities, net	(2)	(44)

Cash provided by (used in) financing activities	(38)	(44)

Effect of exchange rates on cash	42	20

Increase (decrease) in cash and cash equivalents	(4)	4

Cash and cash equivalents at beginning of period	151	169

Cash and cash equivalents at end of period	$147	$173
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2020	2019

Certain items before and after income taxes

Employee benefit plan settlement and other charges	(6)	(2)
Global restructuring activities	(3)	(8)
Acquisition and integration-related charges	(1)	(1)
Legal and environmental matters and reserves	—	1
Other certain items	(1)	(1)
Total certain items, pre-tax	(11)	(11)

Tax impact of certain items (A)	2	2
Certain items after tax (excluding discrete tax items)	(9)	(9)
Certain items after tax per share impact (excluding discrete tax items)	$(0.16)	$(0.16)

Discrete tax items	2	10
Discrete tax items per share impact	0.04	0.17

Total certain items after tax	$(7)	$1
Total certain items after tax per share impact	$(0.12)	$0.01

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2020	2019

Statement of Operations Line Item (B)

Cost of sales	$(4)	$(3)
Selling and administrative expenses	(1)	(6)
Research and technical expenses	—	—
Other income (expense)	(6)	(2)
Total certain items, pre-tax	$(11)	$(11)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2020	2019

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes	$(29)	$(4)

Less: Tax impact of certain items	2	2

Less: Discrete tax items(C)	2	10

(Provision) benefit for income taxes, excluding certain items	$(33)	$(16)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2020	2019

Reconciliation of the effective tax rate to the operating tax rate (D)

(Provision) benefit for income taxes	$(29)	$(4)

Effective tax rate	29%	7%

Impact of discrete tax items (C)	3%	21%
Impact of certain items	(2)%	(2)%
Operating tax rate	30%	26%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2021 and FISCAL 2020
	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$—	$—	$—	$1.06
Less: Certain items after tax per share	(0.12)	—	—	—	(0.12)
Adjusted earnings (loss) per share	$1.18	$—	$—	$—	$1.18

	Fiscal 2020 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08
(A)

The tax impact of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.

(C)

Discrete tax items are comprised of (i) unusual or infrequent items, (ii) items related to uncertain tax positions, and (iii) other tax items, such as the impact from the timing of losses in certain jurisdictions and cumulative tax rate adjustments.

(D)	Our operating tax rate for fiscal 2021 is expected to be in the range of 28% to 30%.

(E)	Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

First Quarter Earnings Announcement, Fiscal 2021

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$—	$—	$—	$1.06
Less: Certain items after tax per share	(0.12)	—	—	—	(0.12)
Adjusted earnings (loss) per share	$1.18	$—	$—	$—	$1.18

	Fiscal 2020 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2020
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$0.70	$(0.01)	$(0.12)	$(4.81)	$(4.21)
Less: Certain items after tax per share	0.01	(0.78)	(0.05)	(5.49)	(6.29)
Adjusted earnings (loss) per share	$0.69	$0.77	$(0.07)	$0.68	$2.08

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

Dollars in millions	Fiscal 2021
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$60	$ —	$ —	$ —	$60
Net income (loss) attributable to noncontrolling interests	10	—	—	—	10
Equity in earnings of affiliated companies, net of tax	—	—	—	—	—
Provision (benefit) for income taxes	29	—	—	—	29

Income (loss) before income taxes and equity in earnings of affiliated companies	$99	$ ―	$ ―	$ ―	$99
Interest expense	12	—	—	—	12
Certain items	11	—	—	—	11
Unallocated corporate costs	13	—	—	—	13
General unallocated (income) expense	5	—	—	—	5
Less: Equity in earnings of affiliated companies	—	—	—	—	—
Total Segment EBIT	$140	$ ―	$ ―	$ ―	$140
Depreciation and amortization	39	—	—	—	39
Total Segment EBITDA	$179	$ ―	$ ―	$ ―	$179
Less: Unallocated corporate costs before corporate depreciation	13	—	—	—	13
Adjusted EBITDA	$166	$ ―	$ ―	$ ―	$166

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reinforcement Materials EBIT	$88	$ ―	$ ―	$ ―	$88
Reinforcement Materials Depreciation and amortization	17	—	—	—	17
Reinforcement Materials EBITDA	$105	$ ―	$ ―	$ ―	$105
Reinforcement Materials Sales	$375	$ ―	$ ―	$ ―	$375
Reinforcement Materials EBITDA Margin	28%	—%	—%	—%	28%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Performance Chemicals EBIT	$54	$ ―	$ ―	$ ―	$54
Performance Chemicals Depreciation and amortization	18	—	—	—	18
Performance Chemicals EBITDA	$72	$ ―	$ ―	$ ―	$72
Performance Chemicals Sales	$267	$ ―	$ ―	$ ―	$267
Performance Chemicals EBITDA Margin	27%	—%	—%	—%	27%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Purification Solutions EBIT	$(2)	$ ―	$ ―	$ ―	$(2)
Purification Solutions Depreciation and amortization	4	—	—	—	4
Purification Solutions EBITDA	$2	$ ―	$ ―	$ ―	$2
Purification Solutions Sales	$59	$ ―	$ ―	$ ―	$59
Purification Solutions EBITDA Margin	3%	—%	—%	—%	3%

Dollars in millions	Fiscal 2021
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Cash flow from operating activities (B)	$21	$ ―	$ ―	$ ―	$21
Less: Additions to property, plant and equipment	29	—	—	—	29
Free cash flow	$(8)	$ ―	$ ―	$ ―	$(8)
Plus: Additions to property, plant and equipment	29	—	—	—	29
Less: Changes in net working capital (C)	(99)	—	—	—	(99)
Less: Sustaining and compliance capital expenditures	21				21
Discretionary free cash flow	$99	$ ―	$ ―	$ ―	$99

(B) As provided in the Condensed Consolidated Statements of Cash Flows.
(C) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.